Exhibit No. 10.5
                                                                ----------------

   Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                  CONFIDENTIAL

           THIRD AMENDMENT TO DIRECTORY AND LOCAL ADVERTISING PLATFORM
           -----------------------------------------------------------
                               SERVICES AGREEMENT
                               ------------------


     THIS THIRD AMENDMENT to the Directory and Local Advertising Platform Services Agreement (this "Third Amendment"), effective as of August 21, 2002 (the "Third Amendment Effective Date"), is made and entered into by and between America Online, Inc. ("America Online" or "AOL"), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Switchboard Incorporated ("SB" and collectively with AOL, the "Parties"), a Delaware corporation, with its principal offices at 120 Flanders Road, Westboro, MA 01581. Defined terms that are used but not defined herein shall be as defined in the Directory and Local Advertising Platform Services Agreement between AOL and SB effective as of December 11, 2000 (the "Original Agreement"), as amended by that certain letter agreement dated February 23, 2001 (the "Letter Agreement"), by that certain First Amendment to Directory Services and Local Advertising Platform Services Agreement, dated November 15, 2001 (the "First Amendment"), and by that certain Second Amendment to Directory Services and Local Advertising Platform Services Agreement dated April 25, 2002 (the "Second Amendment").

     WHEREAS, the Parties desire to modify and amend certain provisions of the Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

     1. The Parties agree to amend the Agreement to add a new Section 3.5.3 as follows:

          3.5.3 In addition to the foregoing, in the event that SB ceases to make available certain Level I Data Enhancements on all SB Interactive Sites, then SB shall be required to continue to provide such Level I Data Enhancements to AOL for inclusion within the YP Databases and for distribution via the DLA Platform for a minimum of twelve (12) additional months thereafter (but not later than the termination of this Agreement) (the "Extended LIDE Period"); provided, however,
                                                           --------  -------
                  that if AOL requests that SB update such Level I Data Enhancements during such Extended LIDE Period, the updates shall be made at AOL's expense and at a commercially reasonable rate to be mutually agreed upon by the Parties. Notwithstanding the foregoing, in the event that (a) SB is contractually or legally prevented from continuing to so provide such Level I Data Enhancements, or (b) in SB's reasonable opinion, SB would be unable to continue to so provide such Level I Data Enhancements to AOL without violating a third party's intellectual property rights or incurring other substantially similar third party liability

                  ("Restrictive Conditions"), then SB shall not be required to continue to provide such Level I Data Enhancements to AOL for so long as such Restrictive Conditions exist.

     2. The Parties hereby agree to delete Section 7.1.1 of the Agreement in its entirety and replace it with the following:

          7.1.1   SB. As between the Parties, except as otherwise provided in
                  --
                  this Agreement, SB shall own (i) all aspects of the DLA Platform (x) developed by SB prior to the Effective Date and integrated into the DLA Platform, and/or (y) developed by SB outside the scope of this Agreement, (ii) all SB Features or Functionality and all SB APIs and tools which are owned or licensed by SB or were developed by SB outside the scope of this Agreement, (iii) SB Features or Functionality and/or any other feature or functionality owned or licensed by SB and used hereunder that permits AOL Users to perform searches on or through the YP Databases (e.g., SB's "Matrix" or other similar search functionality made available by SB on any SB Interactive Site), (iv) all SB Data, and (v) (consistent with and subject to the restrictions set forth in Section 5.3 with respect to [**] and/or Threaded AOL Modifications as the case may be) any [**] and any [**] (collectively, the "SB Platform Components").

     3. The Parties hereby agree to delete Section 11.1 of the Agreement in its entirety and replace it with the following:

          11.1    All-In Services. As part of this Agreement, SB shall perform
                  ---------------
                  (at no cost to AOL): (i) the Included SB Services, and (ii) 300 Hours per month of Engineering Hours work during each Year of the License Period (the "Monthly 300-Hour Threshold," which together with the Included SB Services shall be collectively referred to herein as the "All-In Services"); provided,
                                                                --------
                  however, that in any calendar quarter in the period up to and
                  -------
                  including the third quarter of calendar year 2002 during which SB does not receive at least Two Million Dollars ($2,000,000) in Total Revenues (as defined below), AOL shall be required to pay SB for any Engineering Hours work carried out by SB during such quarter (provided that such work does not otherwise constitute Included SB Services) at the rates set forth in Exhibit J to this Agreement. For purposes of this Section 11.1 only, "Total Revenues" shall mean the sum of all (a) Directory Advertisement Revenues, (b) Other Fees, (c) Engineering Fees,
                  (d) Consulting and Marketing Fees, and (e) any other revenues (in each case, recognized and/or received by SB under this Agreement in any calendar quarter).

     4. The Parties hereby agree to delete Section 18.1 of the Agreement (inclusive of Sections 18.1, 18.1.1, 18.1.2 and 18.1.3) in its entirety and replace it with the following:

          18.1    Guaranteed Payment. Subject to Section 20.7 of the Agreement,
                  ------------------
                  SB shall pay AOL a fixed payment of Fifteen Million Dollars ($15,000,000) (the "Fixed Payments") as follows:

          18.1.1 Thirteen Million Dollars ($13,000,000) as of the Effective Date of the Original Agreement.

          18.1.2  Two Million Dollars ($2,000,000) as of April 25, 2002.

          18.1.3 The Parties entered into an Advertising Insertion Order Agreement ("Insertion Order") dated October 1, 2000, pursuant to which:

                  (i) SB is obligated to make monthly guaranteed payments in the amount of One Hundred Seventy Five Thousand Dollars ($175,000) to AOL for textual sponsorship on Netscape Inventory as defined herein; and

                  (ii) SB provides data for the Netscape yellow pages product.

                  Whereas SB made one payment of $175,000 under the Insertion Order, and whereas the Parties acknowledge and agree that such Insertion Order terminated upon the Effective Date of the Original Agreement, SB shall accordingly be credited with a like amount of $175,000 against the Guaranteed Payments required under this Section 18.1, and SB shall not be responsible for any further payments under the Insertion Order.

     5. The Parties hereby agree to delete Section 18.2.1 and 18.2.2 of the Agreement in their entirety and replace them with the following:

          18.2.1 For Directory Advertisement Revenue generated and accrued between the Effective Date of the Original Agreement and June 30, 2002 (when aggregated together with any Consulting and Marketing Fees and Other Fees), AOL shall receive 25% of such revenues and SB shall receive 75% of such revenues, respectively.

          18.2.2 For Directory Advertisement Revenue generated and accrued after June 30, 2002 (when aggregated together with any Consulting and Marketing Fees and Other Fees), the Parties shall share such revenues as follows:


                                                           SB Percentage Of      AOL Percentage of
                                                               Directory             Directory
                  Directory Advertisement                    Advertisement         Advertisement
                  Revenue Amount                                Revenues             Revenues
                  -----------------------------------      ----------------      -----------------

                  Between $0 and $5.25 Million
                  In Directory Advertisement Revenues             75%                   25%

                  In Excess of $5.25 Million and
                  Up to $20 Million in Directory
                  Advertisement Revenues                          50%                   50%

                  In Excess of $20 Million and
                  Up to $50 Million in
                  Directory Advertisement Revenues                25%                   75%

                  In Excess of $50 Million and
                  Up to $150 Million in Directory
                  Advertisement Revenues                          15%                   85%

                  In Excess of $150 Million
                  in Directory Advertisement Revenues             12%                   88%

     6. The Parties hereby delete Section 18.2.3 in its entirety and replace it with the following:

          18.2.3 "Directory Advertisement Revenues" shall mean gross revenues recognizable by AOL from the sale or license by AOL (or by any AOL Alternative Sales Force), of the items listed in (a)-(d) below, less in each case, any applicable taxes, or applicable
                         ----
                  advertising sales commissions payable to AOL or any third party, and/or uncollectable amounts:

                  (a) Directory Advertisements;

                  (b) Self-Published Ads;

                  (c) Any fees (e.g., slotting fees, exclusivity fees, branding fees) paid to AOL by any of its Alternative Sales Forces that are directly related to the sale of Directory Advertisements (if applicable);

                  (d) Any Incremental Net Revenue as set forth in Sections
                      18.2.4, and Additional DA Upsells revenues as set forth in
                      Section 18.2.6, and any Specifically Attributed Revenues as set forth in Section 18.2.7 of this Agreement.

                  "Directory Advertisement Revenues" shall not include (x) any in-kind, non-cash consideration (e.g., where AOL barters Directory Advertisements for non-cash consideration), (y) except as provided in Section 18.2.7, revenues generated from bundled transactions (e.g., where an AOL partner pays for promotional inventory on the AOL Network and receives Directory Advertisements as part of (but not the primary focus of) such arrangement) or (z) Telemarketing Commissions (as defined below).

                  For purposes of this Section 18.2, "Telemarketing Commissions" shall mean fifteen percent (15%) of the gross revenues generated from sales of any Directory Advertisements through AOL telemarketing agents or representatives (such that eighty-five percent (85%) of such gross revenues shall be subject to the Directory Advertisement Revenue share arrangement set forth in this Section); provided, however,
                                                          --------  -------
                  that (i) such fifteen percent (15%) Telemarketing Commission shall be deemed to apply regardless of whether the actual telemarketing commission paid or incurred by AOL is greater than or less than such amount; provided further, that (ii) to
                                                 -------- -------
                  the extent technically feasible and commercially reasonable (e.g., from a payment administration standpoint), (x) one twelfth (1/12th) of the Telemarketing Commission with respect to each Directory Advertisement shall be deducted from Directory Advertisement Revenue in each month during the first year of such Directory Advertisement and (y) no such Telemarketing Commission shall be deemed to apply in any renewal year (such that one hundred percent (100%) of the gross revenue from such Directory Advertisement in any advertisement renewal year shall be subject to the revenue sharing arrangement set forth in this Section 18.2).

     7. The Parties hereby delete Section 18.2.8 in its entirety and replace it with the following:

          18.2.8 Commencing with the Third Amendment Effective Date, and as related to the receipt of cash payments for the sale of Directory Advertisements, AOL shall pay to SB applicable Directory Advertisement Revenues collected by AOL and owed to SB on a monthly basis (as promptly as commercially reasonable following each such month); provided, however, that if at any
                                              --------  -------
                  time during the Term or the Wind-Down Period, AOL has a good faith belief that the foregoing monthly payment structure will have a material adverse impact on AOL, then AOL shall have the immediate right to discontinue the monthly payment structure and to make quarterly payments thereafter (in such case, AOL will use commercially reasonable efforts to make such payments within thirty (30) days following the end of the quarter in which such amounts were generated, but shall make such payments in no event later than sixty (60) days following the end of the quarter in which such amounts were generated); provided further, that SB shall have the right to escalate the
                  -------- -------
                  matter to the Management Committee for further review and resolution.

     8. The Parties hereby delete the last sentence of Section 18.3 in its entirety and replace it with the following:

                  All payments required to be made to SB shall be paid in immediately available, nonrefundable (except as otherwise expressly set forth herein) U.S. funds wired to the "Switchboard Incorporated" account, Account Number [**], at Silicon Valley East Bank (ABA: 121 140 399).

     9. The Parties hereby agree to delete Section 18.6 of the Agreement (inclusive of Sections 18.6, 18.6.1 and 18.6.2) in its entirety.

     10. The Parties hereby agree to delete Section 20.1 of the Agreement in its entirety and replace it with the following:

          20.1    Term. Unless earlier terminated as set forth herein, the
                  ----
                  initial term of this Agreement shall commence on the Effective Date and end on December 31, 2004 (the "Initial Term"). To the extent that the Parties mutually agree in writing to renew this Agreement upon expiration of the Initial Term (each such renewal term, a "Renewal Term"), the Renewal Term(s), together with the Initial Term, shall be collectively referred to herein as the "Term."

     11. The Parties hereby agree to amend Exhibit A of the Agreement by deleting the following definition of "Fifth Year" in its entirety:

                  Fifth Year. The period commencing on the day immediately
                  ----------
                  following the fourth anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date (if applicable).

     12. The Parties also hereby agree to amend Exhibit A of the Agreement by deleting the definition of "Year" in its entirety and replacing it with the following new definition:

                  Year. Each of the First Year, the Second Year, the Third Year
                  ----
                  and the Fourth Year.

     13. The Parties also hereby agree to amend Exhibit A of the Agreement by deleting the definition of "Level I Data Enhancements" in its entirety and replacing it with the following new definition:

                  Level I Data Enhancements. Any Data beyond a Standard Business
                  -------------------------
                  Listing contained in the [**] Database that enhance the Standard Business Listings inserted into the [**] Database, including enhanced data (such as store hours, brands carried, specific services offered, credits cards carried, etc.) which SB has compiled prior to the date of this Amendment (or which SB compiles or otherwise aggregates at any time after the date hereof) and which SB makes available on any SB Interactive Site (including, without limitation, the Standard SB Site).

     14. The Parties also hereby agree to amend Exhibit H of this Agreement by replacing such Exhibit in its entirety and replacing it with the following:

                                   "EXHIBIT H

         Steering Committee Representatives
         ----------------------------------

                 Sales Manager     Operations Manager     Executive (optional)
                 -------------     ------------------     --------------------
         SB          [**]                [**]                     [**]

         AOL         [**]                [**]                     [**]


     15. This Third Amendment is supplementary to and modifies the Agreement. The terms of this Third Amendment supersede provisions in the Agreement only to the extent that the terms of this Third Amendment and the Agreement expressly conflict. However, nothing in this Third Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the Parties insofar as they do not expressly conflict with this Third Amendment.

     16. This Third Amendment may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this Third Amendment to Directory and Local Advertising Platform Services Agreement to be executed by their duly authorized representatives as of the Third Amendment Effective Date set forth above.


          AMERICA ONLINE, INC.                  SWITCHBOARD INCORPORATED

   By:    /s/J. Michael Kelly            By:    /s/Dean Polnerow
          -------------------                   ----------------

   Name:  J. Michael Kelly               Name:  Dean Polnerow
          ----------------                      -------------

   Title: COO                            Title: President
          ---                                   ---------

   Date:  August 21, 2002                Date:  August 21, 2002
          ---------------                       ---------------